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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF FIRST BRANDS CORPORATION

     (Unless  otherwise noted,  the following  are wholly-owned  subsidiaries of
First  Brands  Corporation,   a  Delaware  Corporation.   The  state  or   other
jurisdiction of incorporation is provided in parentheses.)

Paulsboro Packaging, Inc. (New Jersey)

First Brands Properties Inc. (Delaware)

     First Brands Acquisitions Inc. (Delaware) [wholly owned by First Brands Properties Inc.]

        A & M Products Inc. (Texas) [wholly owned by First Brands Acquisitions Inc.]

Himolene Incorporated (Delaware)

STP Consumer Services Inc. (Delaware)

STP Products, Inc. (Delaware)

Forest Technology Corporation (Delaware)

Antifreeze Technology Systems, Inc. (Delaware)

Antifreeze Properties, Inc. (Delaware)

First Brands Funding Inc. (Delaware)

Polysak, Inc. (Connecticut)

First Brands International, Inc. (Delaware)

STP Corporation (Delaware)

First Brands Holdings Corporation (Canada)

     First Brands (Canada) Corporation (Canada) [wholly-owned by First Brands Holdings Corporation]

     STP Scientifically Tested Products of Canada Ltd. (Canada) [wholly-owned by First Brands Holdings Corporation]

     Renaissance: A Resource Recovery Corporation (Canada) [wholly-owned by First Brands Holdings Corporation]

     First Brands Africa Holdings (Pty) Ltd (South Africa) [82% owned by First Brands Holdings Corporation]

        First Brands Africa (Pty) Ltd (South Africa) (wholly-owned by First Brands Africa Holdings (Pty) Ltd.)

           First Brands Zimbabwe (Private) Ltd (Zimbabwe) (wholly-owned by First Brands Africa (Pty) Ltd.)

        Multifoil Trading (Pty) Ltd (South Africa) (wholly-owned by First Brands Africa Holdings (Pty) Ltd.)

First Brands Asia Limited (Hong Kong)

     First Brands (Guangzhou) Ltd. (China) [51% owned by First Brands Asia Limited]

First Brands Mexicana, S.A. de C.V. (Mexico)

     Fabricante de Productos Plasticos, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

        PCM International, Inc. (Delaware) [wholly-owned by Fabricante de Productos Plasticos, S.A. de D.V.]



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     Comercial First Brands, S.A. de C.V. (Mexico) [wholly-owned by First Brands
     Mexicana, S.A. de C.V.]

     Distribuidora First Brands, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

First Brands Philippines, Inc. (Philippines)

First Brands Puerto Rico, Inc. (Puerto Rico)

STP International (Australia) Pty. Ltd. (Australia)

First Brands Europe Limited (United Kingdom)

     STP First Brands Espana, S. L. (Spain) [wholly-owned by First Brands Europe Limited]

Comercial STP Ltda. (Brazil)

STP Corporation (Deutschland) GmbH (Germany) [in liquidation]

STP Products (New Zealand) Limited (New Zealand) [in liquidation]


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